Exhibit 99.1

Amended Loan Schedule to Secured Promissory Note dated November 10, 2022 between Acura Pharmaceuticals, Inc. and Abuse Deterrent Pharma, LLC

	Date	Principal	Aggregated Principal
Original Secured Promissory Note Additional loans to be included:	11/10/2022	$2,319,279	$2,319,279
Loan #1	12/22/2022	$250,000	$2,569,279
Loan #2	1/19/2023	$250,000	$2,819,279
Loan #3	2/22/2023	$250,000	$3,069,279
Loan #4	3/20/2023	$250,000	$3,319,279
Loan #5	5/19/2023	$150,000	$3,469,279
Loan #6	7/10/2023	$200,000	$3,669,279
Loan #7	7/28/2023	$250,000	$3,919,279
Loan #8	8/30/2023	$250,000	$4,169,279
Loan #9	10/11/2023	$250,000	$4,419,279
Loan #10	12/04/2023	$250,000	$4,669,279
Loan #11	1/08/2024	$250,000	$4,919,279
Loan #12	2/14/2024	$250,000	$5,169,279
Loan #13	3/14/2024	$250,000	$5,419,279
Loan #14	5/10/2024	$200,000	$5,619,279

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date:      May 14, 2024